                                                                     EXHIBIT 4.5


================================================================================




                            ADMINISTRATION AGREEMENT
                       Dated as of [              ], 2002



                                   ----------



                        FIRST NATIONAL MASTER NOTE TRUST,
                                   as Issuer,

                                       and



                          FIRST NATIONAL BANK OF OMAHA,
                                as Administrator





                        FIRST NATIONAL MASTER NOTE TRUST

================================================================================

                                Table of Contents

                                                                           Page

Section 1.  Duties of Administrator...........................................1
Section 2.  Records...........................................................6
Section 3.  Compensation......................................................6
Section 4.  Additional Information To Be Furnished to Issuer..................6
Section 5.  Independence of Administrator.....................................6
Section 6.  No Joint Venture..................................................7
Section 7.  Other Activities of Administrator.................................7
Section 8.  Term of Agreement; Resignation and Removal of Administrator.......7
Section 9.  Action Upon Termination, Resignation or Removal...................8
Section 10. Notices...........................................................8
Section 11. Amendments........................................................9
Section 12. Successors and Assigns............................................9
Section 13. Governing Law....................................................10
Section 14. Headings.........................................................10
Section 15. Counterparts.....................................................10
Section 16. Severability.....................................................10
Section 17. Not Applicable to FNBO in Other Capacities.......................10
Section 18. Limitation of Liability of Owner Trustee.........................10
Section 19. Third-party Beneficiary..........................................10
Section 20. Nonpetition Covenants............................................10
Section 21. Successor Administrator..........................................11

EXHIBIT A   FORM OF POWER OF ATTORNEY

                            ADMINISTRATION AGREEMENT


         THIS ADMINISTRATION AGREEMENT, dated as of [             ], 2002 (this
"Agreement"), between FIRST NATIONAL MASTER NOTE TRUST, a business trust organized and existing under the laws of the State of Delaware ("Issuer"), and FIRST NATIONAL BANK OF OMAHA, a national banking association, as administrator ("Administrator").

                                   WITNESSETH:

         WHEREAS, Issuer has entered into a Master Indenture, dated as of [ ], 2002 (the "Indenture"), between Issuer and The Bank of New York, as indenture trustee ("Indenture Trustee"), to provide for the issuance of its asset backed notes (the "Notes") from time to time pursuant to one or more indenture supplements. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A to the Indenture; and

         WHEREAS, Issuer has entered into certain agreements in connection with the issuance of the Notes, the issuance of the Transferor Interest and transactions related thereto, including (i) the Transfer and Servicing Agreement, (ii) the Trust Agreement, and (iii) the Indenture (the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, and all Indenture Supplements being hereinafter referred to collectively as the "Related Agreements"); and

         WHEREAS, pursuant to the Related Agreements, Issuer and Owner Trustee are required to perform certain duties in connection with (a) the Notes and the Collateral and (b) the Transferor Interest; and

         WHEREAS, Issuer and Owner Trustee desire to have Administrator perform certain of the duties of Issuer and Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as Issuer and Owner Trustee may from time to time request; and

         WHEREAS, Administrator has the capacity to provide the services required hereby and is willing to perform such services for Issuer and Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. DUTIES OF ADMINISTRATOR.

                  (a) DUTIES WITH RESPECT TO THE RELATED AGREEMENTS. Administrator shall consult with Owner Trustee regarding the duties of Issuer and Owner Trustee under the Related Agreements. Administrator shall monitor the performance of Issuer and shall advise Owner Trustee when action is necessary to comply with Issuer's or Owner Trustee's duties under the Related Agreements. Administrator shall prepare for execution by Issuer or Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, orders, certificates and opinions as it shall be the duty of Issuer or Owner Trustee to prepare, file or deliver pursuant to any Related Agreement. In furtherance of the foregoing, Administrator shall take all appropriate action that it is the duty of Issuer or Owner Trustee to take pursuant to the Indenture, including such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                           (i) the preparation of or obtaining of the documents
                  and instruments required for cancellation or execution, authentication and delivery of the Notes (whether upon initial issuance, transfer or exchange, or otherwise), if any, and delivery of the same to Indenture Trustee (if applicable) (Section 2.03, 2.05, 2.06, 2.11(c) or 2.14);

                           (ii) the duty to cause the Note Register to be kept,
                  to appoint a successor Transfer Agent and Registrar, if necessary, and to give Indenture Trustee prompt notice of any appointment of a new Transfer Agent and Registrar and the location, or change in location, of the Note Register (Section 2.05);

                           (iii) the furnishing of Indenture Trustee, Servicer,
                  any Noteholder or the Paying Agent with the names and addresses of Noteholders after receipt of a written request therefor from Indenture Trustee, Servicer, any Noteholder or the Paying Agent, respectively, or as otherwise specified in the Indenture (Sections 2.09(a) and 7.01);

                           (iv) the giving of directions (including Issuer
                  Orders) relating to the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 8.07);

                           (v) the duty to cause Issuer to maintain an office or
                  agency within [New York] (and as otherwise set forth in an Indenture Supplement) and to give Indenture Trustee and the Noteholders notice of the location, or change in location, of such office or agency (Section 3.02);

                           (vi) the duty to direct Indenture Trustee to deposit
                  with any Paying Agent the sums specified in the Indenture and the preparation of an Issuer Order directing the investment of such funds in Permitted Investments (Section 3.03);

                           (vii) the duty to cause newly appointed Paying
                  Agents, if any, to deliver to Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                           (viii) the direction to Paying Agents to pay to
                  Indenture Trustee all sums held in trust by such Paying Agents (Section 3.03);

                           (ix) the duty to cause Issuer to keep in full force
                  its existence, rights and franchises as a Delaware business trust and the obtaining and preservation of Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other related instrument and agreement (Section 3.04);

                           (x) the preparation of all supplements, amendments,
                  financing statements, continuation statements, if any, instruments of further assurance and other instruments necessary to protect, maintain and enforce the Collateral (Section 3.05);

                           (xi) the obtaining of the Opinion of Counsel on each
                  Closing Date and the annual delivery of an Opinion of Counsel as to the Collateral (Section 3.06);

                           (xii) the identification to Indenture Trustee in an
                  Officer's Certificate of any Person (other than Administrator) with whom Issuer has contracted to assist it in performing its duties under the Indenture (Section 3.07(b));

                           (xiii) causing the delivery of notice by Indenture
                  Trustee to the Rating Agencies of the occurrence of any Servicer Default of which Issuer has knowledge and the action, if any, being taken in connection with such default (Section 3.07(d));

                           (xiv) the delivery to Indenture Trustee and the
                  Rating Agencies, within 120 days after the end of each fiscal year of Issuer, of an Officer's Certificate with respect to various matters relating to compliance with the Indenture (Section 3.09);
                           (xv) the preparation and obtaining of documents,
                  certificates, opinions and instruments required in connection with the consolidation or merger by Issuer with or into any other Person or the sale of Issuer's assets substantially as an entirety to any Person (Section 3.10);

                           (xvi) the delivery of notice to Indenture Trustee and
                  the Rating Agencies of (A) each Event of Default or Pay Out Event, (B) each default by Servicer or Transferor under the Transfer and Servicing Agreement and (C) each default by the RPA Seller under the Receivables Purchase Agreement, together with any required status report and action plan (Sections 3.17 and 5.02);

                           (xvii) the monitoring of Issuer's obligations as to
                  the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                           (xviii) the compliance with any directive of
                  Indenture Trustee with respect to the sale of the Collateral if an Event of Default shall have occurred and be continuing and the Notes have been accelerated (Section 5.05);

                           (xix) the preparation of an Officer's Certificate to
                  be delivered to Indenture Trustee and the delivery of such Officer's Certificate to the Noteholders (Section 6.03(b));

                           (xx) the removal of Indenture Trustee, if necessary
                  and in compliance with the Indenture, and the appointment of a successor, and notifying the Rating Agencies of same (Section 6.08);

                           (xxi) the preparation of various reports to be filed
                  with Indenture Trustee and the Commission, as applicable (Section 7.03);

                           (xxii) notifying Indenture Trustee if and when the
                  Notes are listed (or delisted) on any stock exchange (Section 7.04);

                           (xxiii) the preparation of an Issuer Order and
                  Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Sections 8.07 and 8.08);

                           (xxiv) the preparation of Issuer Orders, agreements,
                  certificates, instruments, consents and other documents and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 3.07(f), 10.01, 10.02 and 10.03);

                           (xxv) the execution of new Notes conforming to any
                  supplemental indenture (Section 10.06);

                           (xxvi) the preparation of all Officers' Certificates,
                  Opinions of Counsel and, if necessary, Independent Certificates with respect to any requests by Issuer to Indenture Trustee to take any action under the Indenture (Section 12.01(a));

                           (xxvii) the preparation and delivery of Officers'
                  Certificates and the obtaining of Independent Certificates, if necessary, in connection with the deposit of any Collateral or other property or securities with Indenture Trustee that is to be made the basis for the release of property from the lien of the Indenture (Section 12.01(b));

                           (xxviii) the preparation and delivery to Noteholders
                  and Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 12.06); and

                           (xxix) compliance with the provisions of the Transfer
                  and Servicing Agreement, each Indenture Supplement and the Trust Agreement applicable to Issuer.

                  (b) ADDITIONAL DUTIES.

                           (i) In addition to the duties of Administrator set
                  forth above, but subject to Sections 1(c)(ii) and 5 of this Agreement, Administrator shall perform all duties and obligations of Issuer under the Related Agreements, and shall perform such calculations and shall prepare for execution by Issuer, or shall cause the preparation by other appropriate persons, of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of Issuer or

                  Owner Trustee to prepare, file or deliver pursuant to the Related Agreements and shall administer the Trust in the interest of the Holders of the Transferor Interest, and at the request of Issuer shall take all appropriate action that it is the duty of Issuer or Owner Trustee to take pursuant to the Related Agreements. Subject to Sections 1(c)(ii) and 5 of this Agreement, and in accordance with the directions of Issuer, Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by Owner Trustee and are reasonably within the capability of Administrator.

                           (ii) Administrator shall perform any duties expressly
                  required to be performed by Administrator under the Trust Agreement, including the preparation of tax returns pursuant to Section 5.07 of the Trust Agreement.

                           (iii) In carrying out the foregoing duties or any of
                  its other obligations under this Agreement, Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from Issuer and shall be, in Administrator's opinion, no less favorable to Issuer than would be available from unaffiliated parties.

                           (iv) It is the intention of the parties hereto that
                  Administrator shall, and Administrator hereby agrees to, (A) prepare, file and deliver on behalf of Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of Issuer to prepare, file or deliver pursuant to the Related Agreements, including any filings, reports, notices, applications and registrations with the Commission, and (B) seek any consents or authorizations from the Commission and any state authority on behalf of Issuer, in each case as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws and to the extent not provided by Servicer in accordance with Section 3.01(a) of the Pooling and Servicing Agreement and Section 3.11 of the Transfer and Servicing Agreement. In furtherance thereof, Owner Trustee shall, on behalf of Issuer, execute and deliver to Administrator and its agents, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing Administrator the attorney-in-fact of Issuer for the purpose of executing on behalf of Issuer all such documents, reports, filings, instruments, certificates and opinions.

                  (c) NONMINISTERIAL MATTERS.

                           (i) With respect to matters that in the reasonable
                  judgment of Administrator are nonministerial, Administrator shall not take any action unless within a reasonable time before the taking of such action, Administrator shall have notified Issuer of the proposed action and Issuer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "nonministerial matters" shall include:

                                    (A) the amendment of or any supplement to
                           the Indenture;

                                    (B) the initiation of any claim or lawsuit
                           by Issuer and the compromise of any action, claim or lawsuit brought by or against Issuer (other than in connection with the collection or enforcement of the Collateral);

                                    (C) the amendment, change or modification of
                           the Related Agreements;

                                    (D) the appointment of successor Transfer
                           Agent and Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators, or the consent to the assignment by the Transfer Agent and Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                                    (E) the removal of Indenture Trustee.

                           (ii) Notwithstanding anything to the contrary in this
                  Agreement, Administrator shall not be obligated to, and shall not, (A) make any payments from its own funds to the Noteholders, the Holders of the Transferor Interest or any other Person under the Related Agreements, (B) sell the Receivables (or interests therein) pursuant to Section 5.05 of the Indenture other than pursuant to a written directive of Indenture Trustee or (C) take any other action that Issuer directs Administrator not to take on its behalf.

         SECTION 2. RECORDS. Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by Issuer, Owner Trustee, Indenture Trustee, Servicer and Transferor at any time during normal business hours.

         SECTION 3. COMPENSATION. As compensation for the performance of Administrator's obligations under this Agreement, Administrator shall be entitled to $100 per month which shall be payable in accordance with Section 3.01(e) of the Transfer and Servicing Agreement. Transferor shall be responsible for payment of Administrator's fees (to the extent not paid pursuant to Section 3.01(e) of the Transfer and Servicing Agreement).

         SECTION 4. ADDITIONAL INFORMATION TO BE FURNISHED TO ISSUER. Administrator shall furnish to Issuer from time to time such additional information regarding the Collateral as Issuer shall reasonably request.

         SECTION 5. INDEPENDENCE OF ADMINISTRATOR. For all purposes of this Agreement, Administrator shall be an independent contractor and shall not be subject to the supervision of Issuer or Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by Issuer, Administrator shall have no authority to act for or represent Issuer or Owner Trustee in any way and shall not otherwise be deemed an agent of Issuer or Owner Trustee.

         SECTION 6. NO JOINT VENTURE. Nothing contained in this Agreement shall
(i) constitute Administrator and either of Issuer or Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         SECTION 7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of Issuer, Owner Trustee or Indenture Trustee.

         SECTION 8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

                  (a) This Agreement shall continue in force until the termination of Issuer, upon which event this Agreement shall automatically terminate.

                  (b) Subject to Section 8(e) below, Administrator may resign its duties hereunder by providing Issuer with at least 60 days' prior written notice.

                  (c) Subject to Section 8(e) below, Issuer may remove Administrator without cause by providing Administrator with at least 60 days' prior written notice.

                  (d) Subject to Section 8(e) below, at the sole option of Issuer, Administrator may be removed immediately upon written notice of termination from Issuer to Administrator if any of the following events shall occur:

                           (i) Administrator shall default in the performance of
                  any of its duties under this Agreement and, after notice of such default, shall not cure such default within 30 days (or, if such default cannot be cured in such time, shall not give within 30 days such assurance of cure as shall be reasonably satisfactory to Issuer);

                           (ii) a court having jurisdiction in the premises
                  shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for Administrator or any substantial part of its property or order the winding up or liquidation of its affairs; or

                           (iii) Administrator shall commence a voluntary case
                  under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts generally as they become due or shall fail generally to pay its debts as they become due.

                           Administrator agrees that if any event specified in
                  clause (ii) or (iii) of this Section 8(d) shall occur, it shall give written notice thereof to Issuer and Indenture Trustee within seven days after the happening of such event. After obtaining knowledge of any event specified in clause
                  (i), (ii) or (iii) of this Section 8(d), Issuer shall give prompt written notice thereof to the Rating Agencies.

                  (e) No resignation or removal of Administrator pursuant to this Section 8 shall be effective until (i) a successor Administrator shall have been appointed by Issuer, (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as Administrator is bound hereunder; and (iii) the Rating Agency Condition shall have been satisfied with respect to the proposed appointment of the successor Administrator.

         SECTION 9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of Administrator pursuant to Section 8(b),
(c) or (d), respectively, Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to Transferor all property and documents of or relating to the Collateral then in the custody of Administrator. In the event of the resignation or removal of Administrator pursuant to Section 8(b), (c) or
(d), respectively, Administrator shall cooperate with Issuer and take all reasonable steps requested to assist Issuer in making an orderly transfer of the duties of Administrator.

         SECTION 10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

                  (a) if to Issuer or Owner Trustee, to the Corporate Trust Office of Owner Trustee, with a copy to Administrator;

                  (b) if to Administrator, to First National Bank of Omaha, 1620 Dodge Street, Omaha, Nebraska 68197, Attention: President;

                  (c) if to Indenture Trustee, to The Bank of New York, Suite 1020, 2 North LaSalle Street, Chicago, Illinois 60602, Attention:
         Structured Finance Services;

                  (d) if to Transferor, to First National Funding LLC, 1620 Dodge Street, Omaha, Nebraska 68197, Attention: President;

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above, except that notices to Indenture Trustee, Transferor, Administrator or Issuer are effective only upon receipt.

         SECTION 11. AMENDMENTS. This Agreement may be amended from time to time, by a written amendment duly executed and delivered by Issuer and Administrator, with the written consent of Owner Trustee (as such and in its individual capacity), without the consent of any of the Noteholders, the Holders of the Transferor Interest or the Transferor to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders or the Holders of the Transferor Interest in a manner not inconsistent with the provisions of this Agreement and the other Transaction Documents; provided, however, that such amendment will not, as evidenced by an Officer's Certificate of Administrator addressed and delivered to Owner Trustee, materially and adversely affect the interests of any Noteholder or the Holders of the Transferor Interest.

         This Agreement may also be amended from time to time, by a written amendment duly executed and delivered by Issuer and Administrator, with the written consent of Owner Trustee (as such and in its individual capacity), the Holders of Notes evidencing not less than 662/3% of the Outstanding Amount of the Notes and Transferor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders or the Holders of the Transferor Interest under this Agreement; provided, however, that, without the consent of the Holders of all of the Notes then Outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid portion of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment.

         Prior to the execution of any such amendment or consent, Administrator shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, Administrator shall furnish written notification of the substance of such amendment or consent to Indenture Trustee.

         It shall not be necessary for the consent of Noteholders pursuant to this Section 11 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 12. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Administrator unless such assignment is previously consented to in writing by Issuer, Transferor and Owner Trustee (as such and in its individual capacity) and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by Administrator without the consent of Issuer, Transferor, Owner Trustee or the

Rating Agencies to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to Administrator, provided that such successor organization executes and delivers to Issuer, Transferor and Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 14. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         SECTION 16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 17. NOT APPLICABLE TO FNBO IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation FNBO may have in any other capacity, other than as Administrator.

         SECTION 18. LIMITATION OF LIABILITY OF OWNER TRUSTEE. Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder, as to all of which recourse shall be had solely to the assets of Issuer. For all purposes of this Agreement, in the performance of any duties or obligations hereunder, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         SECTION 19. THIRD-PARTY BENEFICIARY. Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         SECTION 20. NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement, neither Owner Trustee nor Administrator shall at any time institute against Issuer, Transferor or Certificate Trust, or solicit or join or cooperate with or encourage any institution against Issuer, Transferor or Certificate Trust of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Administration Agreement or any of the other Transaction Documents; provided, however, that this Section 20 shall not operate to preclude any remedy described in Article V of the Indenture.

         SECTION 21. SUCCESSOR ADMINISTRATOR. In the event of a servicing transfer pursuant to Article VII of the Transfer and Servicing Agreement, the successor servicer under the Transfer and Servicing Agreement shall, upon the date of such servicing transfer, become the successor Administrator hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                FIRST NATIONAL MASTER NOTE TRUST

                                By WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as Owner Trustee


                                By
                                  ----------------------------------------------
                                Name
                                    --------------------------------------------
                                Title
                                     -------------------------------------------



                                FIRST NATIONAL BANK OF OMAHA, as
                                Administrator


                                By
                                  ----------------------------------------------
                                Name
                                    --------------------------------------------
                                Title
                                     -------------------------------------------



Acknowledged and accepted:

FIRST NATIONAL FUNDING LLC,
as Transferor

By First National Funding Corporation,
   its Managing Member


By
  --------------------------------------
Name
    ------------------------------------
Title
     -----------------------------------




                     ADMINISTRATION AGREEMENT SIGNATURE PAGE

                                    EXHIBIT A

                           [FORM OF POWER OF ATTORNEY]


STATE OF DELAWARE                           )
                                            )
COUNTY OF NEWCASTLE                         )

         KNOW ALL MEN BY THESE PRESENTS, that First National Master Note Trust, a Delaware business trust ("Trust"), does hereby make, constitute and appoint First National Bank of Omaha, as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Agreements (as defined in the Administration Agreement), including to appear for and represent the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Trust could perform, including the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement, dated as of [ ], 2002, between the Trust and First National Bank of Omaha, as Administrator, and as such may be amended from time to time.

         This power of attorney is coupled with an interest and shall survive and not be affected by the subsequent bankruptcy or dissolution of the Trust.

         All powers of attorney for this purpose heretofore filed or executed by the Trust are hereby revoked.

         EXECUTED this _________ day of ________________________________, 2002.



                              FIRST NATIONAL MASTER NOTE TRUST

                              By WILMINGTON TRUST COMPANY,
                                 not in its individual capacity but solely as Owner Trustee


                              By
                                ----------------------------------------------
                              Name
                                  --------------------------------------------
                              Title
                                   -------------------------------------------